                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land and Exploration Company for the year ended December 31, 2004. We hereby further consent to the use of information contained in our reports, as of December 31,
2004 setting forth the estimates of revenues from St. Mary Land and Exploration
Company's oil and gas reserves. We further consent to the incorporation by reference thereof into St. Mary Land and Exploration Company's Post-Effective
Amendment No. 1 to Registration Statement Nos. 333-30055, 333-35352, 333-88780,
and 333-106438 on Form S-8 and Registration Statement Nos. 033-61850 and
333-58273 on Form S-8, and Registration Statement No. 333-88712 on Form S-3.

                                NETHERLAND, SEWELL & ASSOCIATES, INC.

                                By: /S/ G. LANCE BINDER
                                    ----------------------
                                    G. Lance Binder
                                    Executive Vice President

Dallas, Texas
February 23, 2005